UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): October 27, 2020

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Newport Beach, CA 92663

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DPW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

DPW Holdings, Inc., a Delaware corporation (the “Company”) issued to an institutional investor (the “Investor”) two unsecured Promissory Notes (each a “Note” and together, the “Notes”), in the aggregate principal face amount of $1,200,000. The principal amount of $850,000 of the first Note dated October 27, 2020, together with all accrued unpaid interest at an annual rate of 14%, is due and payable on December 28, 2020. The principal amount of $350,000 of the second Note dated October 27, 2020, together with all accrued unpaid interest at an annual rate of 14%, is due and payable on January 7, 2021.

In connection with the Notes, the Company delivered to the Investor (i) a warrant dated October 27, 2020, to purchase 425,000 shares of the Company’s common stock at an exercise price of $2.20, subject to adjustments (the “First Warrant”), and (ii) a warrant dated October 27, 2020, to purchase 148,936 shares of the Company’s common stock at an exercise price of $2.59, subject to adjustments, (the “Second Warrant” and with the First Warrant, the “Warrants”). The exercise of the Warrants is subject to approval of the NYSE American (the “Exchange Approval”).

Description of the Promissory Notes

Each Note contains standard and customary events of default including, but not limited to, failure to make payments when due under the Note, failure to comply with certain covenants contained in the Note, or bankruptcy or insolvency of the Company. After the occurrence of any Event of Default that results in the eventual acceleration of the Note, interest payable on the outstanding principal of the Note shall bear interest at the then applicable interest rate set forth therein plus thirteen percent (13%) per annum or the maximum rate permitted under applicable law.

Description of the Warrants

The Warrants entitle the Investor to purchase an aggregate of 573,936 shares of Common Stock (the “Warrant Shares”) for a period of approximately 17 months, subject to certain beneficial ownership limitations. The Warrants are immediately exercisable once the Company obtains Exchange Approval. The exercise price of each Warrant is subject to adjustment for customary stock splits, stock dividends, combinations or similar events. Notwithstanding anything therein to the contrary, the Warrants may be exercised via cashless exercise at the option of the Investor.

If the Investor elects to exercise its Warrant on a cashless basis, it will receive a number of shares of Common Stock (the “Net Number”) derived from the following formula:

Net Number = (A x B)/C

A= the total number of shares with respect to which the Warrant is then being exercised.

B= Black Scholes Value.

C= the closing bid price of the Common Stock as of two (2) trading days prior to the time of such exercise, provided, however, that in no event shall the closing bid price used for the purposes of calculating the Net Number be less than $1.50 with respect to the First Warrant or $1.65 with respect to the Second Warrant.

The maximum shares of common stock issuable upon the exercise of the First Warrant on a cashless basis would be 542,300.

The maximum shares of common stock issuable upon the exercise of the Second Warrant on a cashless basis would be 203,392.

The foregoing descriptions of the two Notes and the two Warrants do not purport to be complete and are qualified in their entirety by reference to their respective forms which are annexed hereto as Exhibits 4.1, 4.2, 4.3 and 4.4, to this Current Report on Form 8-K and are incorporated herein by reference.  The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. The securities described in this Current Report on Form 8-K were offered and sold to the Investor in reliance upon exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933.

 Item 9.01     Exhibits and Financial Statements.

(d)           Exhibits:

Exhibit No.	Description

4.1	Form of Promissory Note dated October 27, 2020
4.2	Form of Promissory Note dated October 27, 2020
4.3	Form of Warrant dated October 27, 2020
4.4	Form of Warrant dated October 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: October 27, 2020	/s/ Henry Nisser
Henry Nisser Executive Vice President